Exhibit 32.1

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of CEN Biotech Inc. (the “Company”) for the quarter ended March 31, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Brian S. Payne, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 20, 2022	/s/ Brian S. Payne
Brian S. Payne Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)